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                                 EXHIBIT 10(u)




                           CPC SUPPLEMENTAL EXECUTIVE
                               RETIREMENT PROGRAM
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                                                         2/25/98

                               TABLE OF CONTENTS

F.01      Purpose.................................   1
F.02      Definitions and Construction............   1
F.03      Eligibility.............................   3
F.04      Benefit Amount..........................   3
F.05      Benefit Limit...........................   8
F.06      Payment of Benefits.....................  13
F.07      Preretirement Death Benefits............  13
F.08      Individual Arrangements.................  15
F.09      Actuarial Assumptions...................  17
EXHIBIT A.........................................  20

                                       2
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                                   APPENDIX F

                 CPC Supplemental Executive Retirement Program
                 ---------------------------------------------
  F.01           Purpose.  The purpose of this Program is to give enhanced
                 -------
                 retirement benefits to eligible elected officers of the Company's Corporate Policy Council.

  F.02           Definitions and Construction.
                 ----------------------------
                 (a) Capitalized terms used in this Appendix which are not defined in this Appendix or Article 1 of the Plan are taken from the Northrop Grumman Retirement Plan, the Northrop Grumman Retirement Plan--Rolling Meadows Site, and the Grumman Pension Plan (collectively, the "Qualified Plans") and are intended to have the same meaning as under the Qualified Plans.

                 (b) The benefits under this Program are designed to mimic and supplement the post-1994 benefits under the Qualified Plans and are therefore to be construed

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                         utilizing the same principles and benefit calculation
                         methodologies applicable under the Qualified Plans except where expressly modified below.

                  (c) Benefits under this Program will be determined with reference to the terms of the Qualified Plans (including Final Average Salary and Months of Benefit Service) even if Participants are transferred to positions with the Affiliated Companies in which they are no longer covered by the Qualified Plans.

                         (1) That is, if such a transfer occurs, for purposes of the formula under this Program, Participants will continue to earn deemed compensation and service credits as if they were still participating under the Qualified Plans.

                         (2) Notwithstanding (1), such deemed compensation and service credits will not be considered as earned under the Qualified Plans for purposes of determining:

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                    (A)  benefits under the Qualified Plans or supplements to
                         the Qualified Plans other than this Program, or

                    (B)  the offset under Section F.05(a)(2)(A) below.


          (d)  Affiliated Companies: If Northrop Grumman Corporation is merged
               --------------------
               into the Lockheed Martin affiliated group, "Affiliated Companies" will be determined after that point by reference to Lockheed Martin Corporation and entities affiliated with it under the rules of sections 414(b), (c), (m) and (o) of the Code.


  F.03    Eligibility. Eligibility for benefits under this Program will be
          -----------
          limited to those elected officers of the Company's Corporate Policy Council listed in Exhibit A. Officers may be added or removed from Exhibit A in accordance with the amendment provisions of the Plan.

  F.04    Benefit Amount.
          --------------

          (a) The benefit formula under this Program with respect to a Participant equals 1-2/3% x his Final Average Salary x his Months of Benefit Service / 12.

          (b) The benefit payable is the present value of a single, straight life annuity benefit for the Participant commencing on his Normal Retirement Date (except as provided in (g)), assuming an annual benefit equal to the benefit formula amount in (a).

          (c) Only Months of Benefit Service after the commencement of a Participant's tenure on the Corporate Policy Council will be counted, as set forth in Exhibit A.

          (d) Months of Benefit Service will continue to be counted for a Participant until the earlier of (1) and (2):

               (1) The date the Participant ceases to earn benefit accrual service under either the Qualified Plans or some other defined benefit plan of the Affiliated Companies which is qualified under section 401(a) of the Code.

               (2)  The later of:

                    (A) cessation of the officer's membership on the Corporate Policy Council (whether because of termination of his membership or dissolution of the Council), and

                    (B) two years from the effective date of the merger of Northrop Grumman Corporation into the Lockheed Martin Corporation affiliated companies, pursuant to the Merger Agreement dated July 2, 1997.

               (3)  Examples: The following examples assume that the effective
                    --------
                    date of the merger (i.e., the closing) is March 10, 1998 and that the Participant continues to earn Months of Benefit Service under the Qualified Plans or a Successor Qualified Plan until termination of employment with the Affiliated Companies.

                    Example 1: Officer A terminates employment with the
                    ---------
                    Affiliated Companies on March 31, 1998. At that time, he is still a member of the CPC. His

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                    service under this Program ceases to accrue on March 31.

                    Example 2: The CPC is never dissolved after the merger, and
                    ---------
                    Officer B continues to be a member of the CPC until December 31, 2005, though continuing to work for the Affiliated Companies. His service under this Program ceases to accrue on December 31, 2005.

                    Example 3: The CPC is dissolved by order of an authorized
                    ---------
                    officer on March 11, 1998. Officer C continues to work for the Affiliated Companies until December 31, 2005. His service under this Program ceases to accrue on March 10, 2000, two years after the closing.

          (e) Months of Benefit Service will be determined under the rules of the Qualified Plans for determining service after 1994, even with respect to pre-1995 periods of service counted under this Program.

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          (f)  Benefits will be calculated without regard to the limits in sections 401(a)(17) and 415 of the Code.


          (g) If a Participant's benefit is paid under this Program before his Normal Retirement Date, the benefit will be adjusted for early commencement as if it were a post-1994 benefit under the Qualified Plans.

               (1) To determine whether the Early Retirement Benefit provisions apply and to calculate the early retirement reduction, the Participant's Vesting Service and Months of Points Service earned under the Qualified Plans (or deemed earned under F.02(c)) will be utilized.

               (2) For purposes of calculating present value and the appropriate early retirement subsidy, the assumed annuity benefit will be deemed to commence as of the first of the month following Termination of Employment or, if later, the earliest date payment could be made for benefits after 1994 under the Qualified Plans.

  F.05         Benefit Limit.  Accruals under Section F.04 will be limited as
               -------------
               provided in this Section.

               (a) Accruals for a Participant under this Program may not exceed the greater of:

               (1)  10% of Final Average Salary, or

               (2) 50% of Final Average Salary minus the Participant's combined accrued benefits under the following:

                    (A) the Qualified Plans and any other defined benefit plan qualified under section 401(a) of the Code which is maintained by the Affiliated Companies;

                    (B)  the Northrop Corporation ERISA Supplemental Plan 1;

                    (C) the ERISA Supplemental Program 2 under the Northrop Supplemental Plan 2;

                    (D)  the Grumman Corporation Supplemental Retirement Plan;

                    (E) the "3+3" benefit under the change-in-control Special Agreements that Participants have entered into with the Company ("Special Agreements") for those entitled to it; and

                    (F) any other Company plan, program, arrangement or individual contract which provides a nonqualified, defined benefit pension supplement.

          (b) The limits in (a) may not be exceeded even after the benefits under this Program have been enhanced by the "3+3" benefit under the Special Agreements. See the examples in (c).

          (c) Examples of the effect of the 3+3 benefit for those Participants who receive that benefit:

               Example 1: A Participant has a 33% of Final Average Salary
               ---------
               accrued benefit under one of the Qualified Plans (including the supplemental plans under (a)(2)(B) and (C) above) and a 9% of Final Average Salary accrued benefit under this Program before the application of the limits of this Section or the 3+3 benefit. The Participant's final benefit, including the 3+3, would be calculated as follows:

               (1) The 33% benefit would be enhanced by the effect of the 3+3 benefit (adding 5%) giving a total of 38%.

               (2) The benefit under this Program would also be enhanced by the effect of the 3+3 benefit, giving 9% + 5% = 14%.

               (3)  The initial benefit calculation would then be 38% + 14% =
                    52%.

               (4) The 50% limit would be applied to the enhanced Qualified Plan benefit as follows: 50% - 38% = 12%.

               (5)  Since the limit in #4 is greater than the 10% limit of
                    (a)(1), the benefit under this Program (enhanced by the 3+3 benefit) would be limited to 12%. The

                    Participant would have a combined benefit from the Qualified Plan, this Program and 3+3 of 50%.


               Example 2: A Participant has a 37% of Final Average Salary
               ---------
               accrued benefit under one of the Qualified Plans (including the supplemental plans under (a)(2)(B) and (C) above) and a 9% of Final Average Salary accrued benefit under this Program before the application of the limits of this Section or the 3+3 benefit. The Participant's final benefit, including the 3+3, would be calculated as follows:

               (1) The 37% benefit would be enhanced by the effect of the 3+3 benefit (adding 5%) giving a total of 42%.

               (2) The benefit under this Program would also be enhanced by the effect of the 3+3 benefit, giving 9% + 5% = 14%.

               (3)  The initial benefit calculation would then be 42% + 14% =
                    56%.

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               (4)  The 50% limit would be applied to the enhanced Qualified
                    Plan benefit as follows: 50% - 42% = 8%.

               (5) Since the limit in #4 is less than the 10% limit of (a)(1), the benefit under this Program (enhanced by the 3+3 benefit) would be limited to 10%. The Participant would have a combined benefit from the Qualified Plan, this Program and 3+3 of 52%.


          (d)  For purposes of the offset in (a)(2):

               (1) benefits under all the plans will be compared on the basis of a single, straight life annuity commencing at Normal Retirement Date;

               (2) accrued benefits under (A)-(E) and (F), both past and present, will be counted (i.e., prior accruals which may have been paid out previously will be counted);

               (3) benefits accrued under (A)-(E) and (F) will be counted for purposes of the offset even if they are forfeited for any reason.

          (e) For purposes of this Section, Final Average Salary will be calculated without regard to the limits in section 401(a)(17) of the Code.


  F.06    Payment of Benefits.
          -------------------

          (a) Benefits will be paid in a lump sum as soon as practicable following Termination of Employment.

          (b) If a Participant dies after Termination of Employment but before receipt of payment, payment will be made to his estate. If a Participant dies prior to Termination of Employment, payment will be made under Section F.07.

  F.07  Preretirement Death Benefits: If a Participant dies before Termination
        ----------------------------
        of Employment, preretirement surviving spouse benefits will be payable under this Program on behalf of the Participant if his surviving spouse is eligible for a qualified preretirement survivor annuity (as required under section 401(a)(11) of the Code) from a Qualified Plan.

          (a) A preretirement death benefit will be calculated for a Participant's surviving spouse in the same manner as if the benefits earned under this Program were benefits under the Qualified Plan from which the Participant retired. In the usual case, therefore, the death benefit will be the survivor benefit portion of a 50% joint-and-survivor annuity based on the benefit in F.04 (as limited by F.05).

          (b) The present value of the amount in (a) will be paid to the surviving spouse in a single lump sum as soon as practicable after the Company is properly notified of the Participant's death.

               (1) For purposes of calculating present value and the appropriate early retirement subsidy, the assumed spousal annuity benefit will be deemed to commence as of the first of the month following the Participant's death or, if later, the earliest date payment could be made for qualified preretirement survivor benefits under the Qualified Plans.

               (2) The Company may delay payment in the event there is a dispute as to whom payment is due until the dispute is settled.

          (c) The calculations in (a) will be made without regard to the limits in sections 401(a)(17) and 415 of the Code.

          (d) No benefit will be payable under this Program with respect to a spouse after the death of that spouse.


  F.08    Individual Arrangements: This Section applies to a Participant who
          -----------------------
          has an individually-negotiated arrangement with the Company for supplemental retirement benefits.

          (a)  Intent: It is the intent of this Section to coordinate the
               ------
               benefits under this Program with those of any individually-negotiated arrangement. Participants with such arrangements will be paid the better of the benefits under the arrangement or under Sections F.04 or F.07 (as limited by F.05).

         (b)   No duplication of benefits: In no case will duplicate benefits be
               --------------------------
               paid under this Program and such an
               individual arrangement. Any payments under this Program will be counted toward the Company's obligations under an individual arrangement, and vice-versa.

          (c) If the individually-negotiated arrangement provides a benefit in excess of the one payable under this Program, then the individual benefit will be substituted as the benefit payable under this Program (even if it exceeds the limit under F.05).

          (d) In order to determine which benefit is greater, all benefits will be compared on the basis of an actuarial equivalent single, straight life annuity commencing at the Participant's Normal Retirement Date.

          (e) For purposes of (d), the individually-negotiated benefit will be determined in accordance with all of its terms and conditions. Nothing in this Section is meant to alter any of those terms and conditions.

          (f)  This Section does not apply to the Special Agreements.

  F.09    Actuarial Assumptions: The following defined terms and actuarial
          ---------------------
          assumptions will be used in calculating and comparing benefits under this Program:

          Defined Terms:
          -------------

               Earliest Starting Date: The earliest date payment could be made
               ----------------------
               to the Participant for benefits accrued after 1994 under the Qualified Plans.

               Deferral Period: The period between the Date Payable and the
               ---------------
               Earliest Starting Date.

               Date Payable: A lump sum to a Participant is payable for
               ------------
               calculation purposes as of the first of the month following his date of Termination of Employment. A lump sum is payable to a surviving spouse for calculation purposes as of the first of the month following the Participant's death.

          Actuarial Assumptions:
          ---------------------

               Interest: The Pension Benefit Guaranty Corporation (PBGC)
               --------
               interest rate (or rates) that would be used to calculate a lump sum value for an immediate annuity under the Northrop Grumman Retirement Plan--

                    (A) using 120% of the PBGC immediate annuity rate for both the Deferral Period and after the Earliest Starting Date, and

                    (B) substituting that PBGC rate (or rates) in effect for the month preceding the Date Payable (even if actual payment is delayed for some reason) instead of the rate for the first day of the calendar year of distribution.

               Mortality: (A) During the Deferral Period, none; (B) after the
               ---------
               Earliest Starting Date, UP-1984 Unisex.

               Increase in Code Section 415 Limit: 2.8% per year.
               ----------------------------------
               Age: Age rounded to the nearest month on the date of Termination
               ---
               of Employment.

               Variable Unit Values: Variable Unit Values are presumed not to
               --------------------
               increase for future periods after the Date Payable.

                                   EXHIBIT A



         Eligible Officer            Election Date
         ----------------            -------------
            R. Molleur                   2/4/91
            M. Elkin                    5/20/92
            C. Jones                    5/20/92
            J. Roche                    5/20/92
            R. Waugh                   11/18/92
            R. Helm                    12/15/93
            R. Crosby                   6/15/94
            J. Harrison                 6/15/94
            H. Anderson                12/21/94
            W. Lawler                  12/17/96



</TABLE.
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